Exhibit 4.1

DESIGNATION OF SERIES A PREFERERD STOCK, FILED WITH THE SECRETARY OF STATE OF NEVADA ON NOVEMBER 20, 2012

1.       Designation. There shall be a series of Preferred Stock designated as “Series A Preferred Stock,” par value $.001 per share, and the number of shares constituting such series shall be five hundred eighty six thousand and seventy-six (586,076). Such series is referred to herein as the “Series A Preferred Stock.”

2.       Relative Seniority. The Series A Preferred Stock shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, rank (a) pari passu with the Common Stock (as defined below) of the Corporation and with any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation; and (b) junior to any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank senior to the Series A Preferred Stock and Common Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation. The term “Common Stock” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation.

3.       No Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any series of Preferred Stock, having a priority on liquidation superior to that of the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Series A Preferred Stock on the record date for such distribution that each holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 3, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

4.       Voting Rights. Except as otherwise required by law, each share of outstanding Series A Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by this designation, the holders of shares of Common Stock and Series A Preferred Stock shall vote together and not as separate classes.

5.       Dividends and Distributions. If any dividend or other distribution payable in cash, securities or other property, including a dividend payable in shares of Common Stock, is declared on the Common Stock, each holder of shares of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. No dividend or other distribution shall be declared or paid on the Common Stock unless an equivalent dividend or other distribution that satisfies this Section 5 is declared or paid on the Series A Preferred Stock. No dividend or other distribution shall be declared or paid on the Series A Preferred Stock unless an equivalent dividend or other distribution that satisfies this Section 5 is declared or paid on the Common Stock.

6.       Conversion. Upon the occurrence of an increase in authorized common stock (as defined below), each outstanding share of Series A Preferred Stock shall automatically be converted, without cost or any action by the holders of Series A Preferred Stock, on the terms set forth in this Section into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion; provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion.

(a)                 Conversion Ratio. The initial “Conversion Ratio” for the Series A Preferred Stock is one hundred (100) fully paid and non-assessable shares of Common Stock. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 6.

(b)                 Increase in authorized common stock. An “increase in authorized common stock” shall be deemed to occur upon effectiveness of a filing in the office of the Secretary of State of Nevada of an amendment to (or amendment and restatement of) the Articles of Incorporation of the Corporation that increases the number of authorized shares of Common Stock to a sufficient number (after taking into account all shares reserved for issuance by the board of directors) so as to enable the conversion of all outstanding shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect.

(c)                 Notice of Conversion. The Corporation may, but is not required to, give written notice to each holder of a share of Series A Preferred Stock within a reasonable time after the effectiveness of an increase in authorized common stock. Following the conversion of such shares, with or without notice, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall issue the next highest number of whole shares of Common Stock.

(d)                 Automatic Conversion. The conversion of shares of Series A Preferred Stock shall be effective simultaneously with the effectiveness of an increase in authorized common stock, whether or not the certificates representing such shares of Series A Preferred Stock shall have been surrendered or new certificates representing the shares of Common Stock into which such shares have been converted shall have been issued and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(e)                 Adjustment of Conversion Ratio. The Conversion Ratio for each share of Series A Preferred Stock and the kind of securities issuable upon the conversion of any share of Series A Preferred Stock shall be adjusted from time to time as follows:

(i)          Subdivision or Combination of Shares. If the Corporation at any time effects a subdivision or combination of the outstanding Common Stock, the Conversion Ratio shall be increased, in the case of a subdivision, or decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

(ii)          Reclassification, Consolidation or Merger. If at any time, as a result of (A) a capital reorganization or reclassification (other than a subdivision or combination which gives rise to an adjustment of the Conversion Ratio pursuant to Section 6(e)(i)); or (B) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series A Preferred Stock (or of any securities into which the Series A Preferred Stock is changed or for which the Series A Preferred Stock is exchanged), so that: (x) the holders of Series A Preferred Stock or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series A Preferred Stock immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Series A Preferred Stock or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 6(e). No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 6(e)(ii). The provisions of this Section 6(e)(ii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

(iii)          Other Action Affecting Common Stock. If at any time the Corporation takes any action affecting its Common Stock which, in the opinion of the Board of Directors of the Corporation, would have an adverse effect upon the Conversion Rights of the Series A Preferred Stock and the foregoing conversion ratio adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the Conversion Rights, then the Conversion Ratio and the kind of securities issuable upon the conversion of Series A Preferred Stock shall be adjusted to preserve, without dilution, the Conversion Rights in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

(iv)          Notice of Adjustments. Whenever the Conversion Ratio or the kind of securities issuable upon the conversion of any one of or all of the Series A Preferred Stock shall be adjusted pursuant to Sections 6(e)(i) - (iii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Conversion Ratio and the kind of securities issuable upon the conversion of the Series A Preferred Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Series A Preferred Stock promptly after each adjustment.

(f)                  Full Consideration. All shares of Common Stock which shall be issued upon the conversion of any Series A Preferred Stock (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common Stock which shall be issued upon the conversion of any Series A Preferred Stock will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

(g)                 No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(h)                 Cancellation of Series A Preferred Stock. No share of Series A Preferred Stock acquired by the Corporation upon conversion, redemption or purchase shall be reissued and all such shares shall be canceled, retired and returned to the status of authorized and unissued shares of undesignated preferred stock. The Corporation may take such appropriate corporate action to reduce the authorized number of Series A Preferred Stock accordingly.

7.       Protective Provisions. In addition to any other rights provided by law, so long as at least one share of Series A Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class:

(a)                 amend or repeal any provision of the Corporation’s Articles of Incorporation, Bylaws or this Articles of Designations if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

(b)                 increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock;

(c)                 create or issue any series or class, reclassify any authorized capital stock of the Corporation into stock of any series or class, increase the authorized or issued amount of any class or series of stock, or authorize, create, issue or reclassify any obligation or security convertible or exchangeable into or evidencing a right to purchase capital stock of any class or series, that ranks prior to the Series A Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up;

(d)                 liquidate, dissolve or wind up the Corporation without giving written notice to each holder of a share of Series A Preferred Stock promptly and not more than fifty (50) nor less than twenty (20) days before the anticipated date of consummation of any liquidation, dissolution or winding up, acquisition of the Corporation or any sale of all or substantially all of the assets of the Corporation and no such event shall be effective until such notice shall have been given.

(e)                 issue any Common Stock after the date on which Series A Preferred Stock has been last issued and sold, whether or not subsequently reacquired or retired by the Corporation, for a consideration per share less than fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation) at such issuance or deemed issuance other than: (1) shares of Common Stock issued in transactions giving rise to adjustments under Sections 6(e)(i) or (ii) above, (2) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, or (3) shares issued upon the conversion of Convertible Securities (as defined below) if the issuance of such Convertible Securities did not violate Section 7(f) below;

(f)                  issue any Convertible Securities with respect to which the Effective Price is less than the fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation), at such issuance or deemed issuance. Convertible securities means all rights or options for the purchase of, or stock or other securities convertible into, Common Stock (other than Common Stock issued for the purposes set forth in Sections 6(e)(i) or (ii) above) or other Convertible Securities, whenever and each time issued. The “effective price” with respect to any Convertible Securities means the result of dividing: (1) the sum of (x) the total consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities (assuming that the full amount of securities issuable upon exercise or conversion are issued), plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by: (2) the maximum number of Common Stock (other than Common Stock issued for the purposes set forth in Sections 6(e)(i) or (ii) above) issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities; or

(g)                 sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

8.       Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

9.       The authorized number of shares of Preferred Stock of the Corporation is 20,000,000 and the number of shares constituting the Series A Convertible Preferred Stock, consisting of the shares authorized hereby, is 586,076.